UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 17, 2019

INVESTVIEW, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27019	87-0369205
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

234 Industrial Way West, Ste A202
Eatontown, New Jersey	07724
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	732-889-4300

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[X]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01	Other Events

On October 17, 2019, Investview, Inc. (the “Company”) issued a press release announcing the Company’s plans to host a Live Webinar to review the details of its planned Exchange Offer of its outstanding common stock for shares of newly-created series A convertible preferred stock. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following is filed as an exhibit to this report:

Exhibit Number*	Title of Document	Location
Item 99	Miscellaneous
99.1	Press Release dated October 17, 2019	Attached

The Exchange Offer described in Exhibit 99.1 has not yet commenced, and no Tenders have been submitted. This Form 8-K and the press release included as Exhibit 99.1 are for informational purposes only, and are not a recommendation to buy or sell shares of common stock or series A convertible preferred stock, or any other securities, and does not constitute an offer to buy or the solicitation to sell such shares or any other securities. The Exchange Offer will be made only pursuant to the Offer to Exchange, Letter of Transmittal and related materials that the Company expects to file upon commencement with the U.S. Securities and Exchange Commission (the “SEC”). Stockholders should read carefully the Offer to Exchange, Letter of Transmittal and related materials (including the documents and information incorporated by reference therein) because they contain important information, including the various terms of, and conditions to, the Exchange Offer. Once the Exchange Offer is commenced, stockholders will be able to obtain a free copy of the Tender Offer statement on Schedule TO, the Offer to Exchange, Letter of Transmittal and other documents that the Company will be filing with the SEC at the SEC’s website at www.sec.gov or by calling or emailing the Company at (732) 889-4300 or email pr@investview.com

Stockholders are urged to read these materials, when available, carefully prior to making any decision with respect to the Exchange Offer.

SIGNATURES

INVESTVIEW, INC.

By:	/s/ Annette Raynor
Name:	Annette Raynor
Title:	Chief Executive Officer

Date: October 21, 2019